UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2007 (June 14, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to Section 5.01(j) of the Credit Agreement dated as of July 1, 2005, among Chemtura Corporation, Citibank, N.A., as agent, and the lenders and agents party thereto, as amended from time to time (the “Credit Agreement”), within thirty (30) days of specified reductions in the Company’s public debt ratings, the Company and the guarantors of the Credit Agreement were required to grant a lien in equity interests of subsidiaries owned by them in order to secure the obligations under the Credit Agreement (limited, the case of foreign subsidiaries, to sixty-six (66%) percent of such equity interests.) The Company and the guarantors entered into a Pledge Agreement dated as of July 14, 2007 (the “Pledge Agreement”) in order to comply with this covenant.

A copy of the Pledge Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

* * *

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Pledge Agreement dated as of June 14, 2007 from Chemtura Corporation and other guarantors to Citibank, N.A., as Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By	/s/ Barry J. Shainman
Name: Barry J. Shainman
Title: Vice President and Secretary

Date:	June 21, 2007

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Form of Pledge Agreement dated as of June 14, 2007, from Chemtura Corporation and other guarantors to Citibank, N.A., as Agent